SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2008

TANGER FACTORY OUTLET CENTERS, INC.
 (Exact Name of Registrant as Specified in Charter)

North Carolina	1-11986	56-1815473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3200 Northline Avenue Suite 360, Greensboro, North Carolina	27408
(Address of Principal Executive Offices)	(Zip Code)

(336) 292-3010
Registrant’s telephone number, including area code

Not applicable
(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 26, 2008, the Rights Agreement (the “Rights Agreement”) between Tanger Factory Outlet Centers, Inc. (the “Company”) and Computershare Trust Company, N.A. (f/k/a/ EquiServe Trust Company, N.A.), dated as of August 20, 1998, as amended, and the related rights to purchase Class B Preferred Shares, expired by their terms.  In connection with the expiration of the Rights Agreement, the Company will file the Articles of Amendment (the “Amendment”) to the Amended and Restated Articles of Incorporation of the Company with the Secretary of State of the State of North Carolina to amend the provision regarding the preferences, limitations and relative rights of the Class B Preferred Shares.  A copy of the Amendment is filed as Exhibit 3.1(f) to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01(d) Exhibits.

Exhibit 3.1(f)	Articles of Amendment to Amended and Restated Articles of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2008

TANGER FACTORY OUTLET CENTERS, INC.

By:           /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Executive Vice President,
Chief Financial Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1(f)	Articles of Amendment to Amended and Restated Articles of Incorporation